Filed Pursuant to Rule 433

Issuer Free Writing Prospectus Dated January 27, 2015

Relating to Prospectus Supplement Dated January 9, 2015

Prospectus Dated June 5, 2014

Registration No. 333-195386

FREE OFFERS!

REDSUNCIGARETTES.COM
RED SUN
IMMENSE TASTE SATISFACTION
WE PUT THE FUN BACK INTO SMOKING
BOLD COLD MENTHOL
IMMENSE TASTE SATISFACTION
RED SUN

INTRODUCTORY SPECIALS

Buy 2 cartons .... Get a FREE Tin Sign!

Buy 4 cartons .... Get a FREE Countertop Display AND a FREE Tin Sign!

BONUS! Retailers earn $3.00 worth of 22nd Century common stock as a rebate for EVERY carton of RED SUN purchased in 2015!†

Experience what specialty retailers nationwide are discovering about RED SUN® super-premium cigarettes:

- RED SUN is bold and uniquely satisfying. Smokers who enjoy American Spirit,® Marlboro,® or Camel® will love RED SUN!
- Retailers who carry RED SUN earn HIGHER PROFIT MARGINS...
- RED SUN is not available in chain stores or tax-free retail outlets!

FREE XXII STOCK!

For every purchase of RED SUN Cigarettes in 2015, you will earn FREE shares of stock in our publicly traded company (NYSE MKT: XXII)!

† For offical rules on our Trade Partners Program, please see a copy of the prospectus supplement by visiting EDGAR on the SEC website at www.sec.gov or by visiting the 22nd Century website at www.xxiicentury.com. Alternatively, you can request copies of the prospectus and most recent prospectus supplement by calling us at (716) 270-1523.

Goodrich Tobacco Company

A subsidiary of 22nd Century Group, Inc. | NYSE MKT: XXII

REDSUNCIGARETTES.COM

© 2015